UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2017 (September 19, 2017)

Commission File Number	Exact name of Registrant as specified in its charter, Address of principal executive offices and Telephone number	State of incorporation	I.R.S. Employer Identification Number
001-35979	HD SUPPLY HOLDINGS, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	26-0486780

333-159809	HD SUPPLY, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	75-2007383

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2017, Lionel L. Nowell notified HD Supply Holdings, Inc. (“Holdings”) and HD Supply, Inc. (collectively, the “Company”) of his intention to resign from the Company’s Board of Directors (the “Board”), and as a member of the Audit Committee of the Board, effective September 20, 2017. Mr. Nowell is resigning from his position as director to focus on his other business responsibilities. His resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. On September 20, 2017, the Board reduced the size of the Board from nine to eight members effective with Mr. Nowell’s resignation.

On September 20, 2017, the Board appointed Scott D. Ostfeld to the Board effective September 28, 2017. The Board has not yet assigned Mr. Ostfeld to any Board committees. The Board has determined that Mr. Ostfeld is an independent director under the applicable independence requirements of the NASDAQ Stock Market and the Securities Exchange Act of 1934. Mr. Ostfeld will serve as a Class II director and will stand for reelection to the Board at the 2018 Annual Meeting of Stockholders. In connection with Mr. Ostfeld’s appointment, the Board increased the size of the Board from eight to nine members.

Scott Ostfeld, age 40, is a partner of JANA Partners where he is co-portfolio manager of the JANA Strategic Investments Fund and is responsible for special situations investments, including active shareholder engagement. Prior to joining JANA in 2006, Mr. Ostfeld was with GSC Partners in their distressed debt private equity group focused on acquiring companies through the bankruptcy restructuring process and enhancing value as an active equity owner. Prior to GSC Partners, Mr. Ostfeld was an investment banker at Credit Suisse First Boston where he worked on a variety of M&A and capital raising assignments. Mr. Ostfeld was a member of the board of directors of Team Health Holdings, Inc. from March 2016 to February 2017. He serves on the nonprofit boards for Columbia University’s Richman Center for Business, Law, and Public Policy and The Opportunity Network. Mr. Ostfeld received a J.D. from Columbia Law School, an M.B.A. from Columbia Business School and a B.A. from Columbia University.

Mr. Ostfeld will participate in Holdings’ standard outside director compensation program, filed as Exhibit 10.3 to the HD Supply Holdings, Inc. (File No. 001-35979) and HD Supply, Inc. (File No. 333-159809) quarterly report on Form 10-Q filed on September 6, 2017, including a pro-rated annual equity retainer based on the date he joined the Board, under the same terms and conditions as provided in the Form of Director Restricted Stock Unit Agreement filed as Exhibit 10.57 to Holdings’ (File No. 333-187872) registration statement on Form S-1/A filed on June 13, 2013. Mr. Ostfeld has assigned his compensation for Board service to JANA Partners LLC. He will enter into the Company’s standard form of indemnification agreement.

There are no family relationships between Mr. Ostfeld and any officer or other director of the Company. There are no related party transactions between Mr. Ostfeld and the Company that would be reportable under Item 404(a) of Regulation S-K. Except as described above with respect to director compensation, there is no arrangement or understanding between Mr. Ostfeld and any other person pursuant to which he or she was selected as a director. There are no agreements or arrangements between third parties and Mr. Ostfeld that provide for compensation or other payment in connection with his Board service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2017	HD Supply Holdings, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2017	HD Supply, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary